Exhibit 10.2

Shore Bancshares, Inc.

2007 Management Incentive Plan

Schedule A: Award Percentages and Performance MeasureWeightings
As of August 9, 2007

Position/Title	Incentive Award Target	Company Net Income Weight (1)	+	Division/ Individual Performance Weight (2)
President & CEO, Shore Bancshares	75%	80%	+	20%
COO, Shore Bancshares	40%	80%	+	20%
CFO, Shore Bancshares	40%	40%	+	60%
President, Talbot Bank	50%	30%	+	70%
President, CNB	30%	30%	+	70%
President, Felton Bank	20%	30%	+	70%
Senior Lender, Talbot	35%	20%	+	80%
Senior Lender, CNB	20%	20%	+	80%
Secretary, Shore Bancshares	20%	20%	+	80%
CEO, Insurance Division	5%	20%	+	80%